UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2025

SPERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Massachusetts Avenue, 14th Floor

Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On May 28, 2025, Spero Therapeutics, Inc. (the “Company”) issued a press release announcing that the pivotal Phase 3 PIVOT-PO trial evaluating tebipenem HBr, an investigational oral treatment for complicated urinary tract infections (“cUTIs”), including pyelonephritis, met its primary endpoint and will stop early for efficacy. A copy of the press release is furnished as Exhibit 99.1 herewith.

The information included under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 8.01	Other Events.

On May 28, 2025, the Company along with its development partner GSK plc (“GSK”) announced that the pivotal Phase 3 PIVOT-PO trial evaluating tebipenem HBr, an investigational oral treatment for cUTIs, including pyelonephritis, met its primary endpoint and will stop early for efficacy. The decision follows a recommendation from an Independent Data Monitoring Committee (“IDMC”) that completed a pre-specified interim analysis of data from 1,690 patients enrolled in the trial.

The Phase 3 PIVOT-PO trial met the primary endpoint of non-inferiority of tebipenem HBr compared to intravenous imipenem-cilastatin in hospitalized adult patients with cUTI, including pyelonephritis, on overall response (composite of clinical cure plus microbiological eradication) at the test-of-cure visit. The IDMC review did not identify any new safety concerns beyond what has been reported in other studies with tebipenem, with diarrhea and headache as the two most reported adverse events. GSK plans to work with U.S. regulatory authorities to include the data as part of a filing in the second half of 2025.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the timing, progress and results of the Company Phase 3 PIVOT-PO trial; the planned NDA filing for tebipenem HBr and the timing thereof. In some cases, forward-looking statements may be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intent,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other similar expressions. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of important risks, uncertainties and other factors that may cause actual results to differ materially from those indicated by such forward-looking statements, including the factors set forth in the Company’s periodic filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements included in this Current Report on Form 8-K represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, the Company explicitly disclaims any obligation to update any forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by Spero Therapeutics, Inc. on May 28, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2025	SPERO THERAPEUTICS, INC.

	By:	/s/ Esther Rajavelu
Esther Rajavelu
Chief Executive Officer, Chief Financial Officer and Chief Business Officer